UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2021, ICF International, Inc. (the “Company”) completed the previously announced purchase transaction, contemplated in that certain Equity Purchase Agreement (the “Purchase Agreement”) by and among ICF Incorporated, L.L.C. (“Purchaser”), Creative Systems and Consulting, L.L.C., a Virginia limited liability company (“Creative”), Project Apple Holdings, LLC, a Virginia limited liability company and parent company of Creative, and Vinetha Khera, individually and Vishal Khera, individually and as Trustee of the Dewdrop Trust. By the terms of the Purchase Agreement, Purchaser acquired 100% of the membership interests in Creative (the “Acquisition”), which became a wholly-owned subsidiary of Purchaser and an indirect subsidiary of the Company. The Company paid the base purchase price under the Purchase Agreement in cash to Creative (which is subject to adjustment as provided in the Purchase Agreement) as previously reported in the Current Report on Form 8-K filed with the Securities Exchange Commission on December 13, 2021, as amended by the amendment to the Current Report on Form 8-K/A filed on December 17, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as an exhibit by an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2021.

Cautionary Note Regarding the Purchase Agreement

The Purchase Agreement will provide investors and security holders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or Lucky. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts, since they were made only as of the date of the Purchase Agreement and are modified in important part by the underlying confidential disclosure schedules. In addition, the representations and warranties, covenants and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties, covenants and other terms may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Statements

This filing and the exhibit attached hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the Acquisition.

Item 8.01 Other Events

On January 3, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)          Financial statements of businesses acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(b)          Pro form financial statements

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(c)          Shell company transactions

Not applicable.

(d)          Exhibits

2.1
Purchase Agreement dated December 13, 2021* (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A (File No. 001-33045) filed by ICF International, Inc. on December 13, 2021, as amended by the amendment to the Current Report on Form 8-K/A filed on December 17, 2021)

99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: December 31, 2021	By:	/s/ Bettina G. Welsh
Bettina G. Welsh
Senior Vice President & Chief Financial Officer